UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 15, 2019

Colfax Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34045	54-1887631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 National Business Parkway, 5th Floor

Annapolis Junction, MD 20701

(Address of principal executive offices) (Zip Code)

(301) 323-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CFX	The New York Stock Exchange
5.75% Tangible Equity Units	CFXA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act  ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 15, 2019, Colfax Corporation, a Delaware corporation (the “Company”) entered into a definitive equity and asset purchase agreement (the “Purchase Agreement”) with Granite Holdings US Acquisition Co., a Delaware corporation, and Brillant 3047. GmbH, a company organized under the laws of Germany (collectively, “Purchaser”), which are affiliates of KPS Capital Partners, LP (“KPS”), pursuant to which Purchaser has agreed to purchase certain subsidiaries and assets comprising Colfax’s Air and Gas Handling business (the “Business”) for an enterprise value of $1.80 billion, including $1.66 billion in cash consideration and $0.14 billion in assumed liabilities and minority interest (the “Transaction”). The purchase price is subject to certain adjustments pursuant to the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by each party. The covenants relate to, among other things, the conduct by the Company of the Business during the period between the signing of the Purchase Agreement and the closing of the Transaction (the “Closing”), the parties’ efforts to obtain regulatory approvals in connection with the Transaction, Purchaser’s efforts to obtain financing for the transaction, and the Company’s ability to compete with the Business for a limited period following the Closing. Both the Company and Purchaser have agreed to indemnify the other for losses arising from certain breaches of covenants of the parties under the Purchase Agreement and for certain other potential liabilities, subject to certain limitations.

The Transaction is subject to customary closing conditions, including, among others, the receipt of required antitrust and certain other regulatory approvals (and the expiration or termination of waiting periods required in connection therewith), the completion of certain restructuring transactions contemplated to be completed by the Company prior to the Closing, the delivery of audited financial statements for the Business demonstrating at least a specified threshold of adjusted EBITDA (which condition will be deemed satisfied on the tenth calendar day following receipt by Purchaser of such audited financial statements unless Purchaser timely exercises its right to terminate the Purchase Agreement (as further described below)), the absence of any injunction or order prohibiting or restricting the consummation of the Transaction, the accuracy of the parties’ representations and warranties (generally subject to a “material adverse effect” standard) and the parties’ performance and compliance in all material respects with their respective obligations and covenants under the Purchase Agreement.

The obligations of Purchaser to consummate the Transaction are not conditioned on receipt of financing. However, Purchaser is not required to consummate the Transaction until after the completion of a “Marketing Period” (as defined in the Purchase Agreement). Purchaser has obtained financing commitments for the full amount of the purchase price, including equity financing commitments from investment funds affiliated with KPS and debt financing commitments from JPMorgan Chase Bank, N.A., Barclays Bank PLC, BNP Paribas Securities Corp., BNP Paribas, Royal Bank of Canada, RBC Capital Markets, LLC, HSBC Bank USA, N.A. and HSBC Securities (USA) Inc.

Each party may terminate the Purchase Agreement under certain circumstances. In the event the Company terminates the Purchase Agreement because Purchaser fails to consummate the Transaction as required by the Purchase Agreement after all of the conditions to Purchaser’s obligation to close the Transaction have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing), or due to a material breach by Purchaser of its covenants and obligations under the Purchase Agreement, which breach gives rise to a failure of the closing conditions having been satisfied, Purchaser will be required to pay the Company a customary reverse termination fee.

In addition to the foregoing termination rights, (x) either party may terminate the Purchase Agreement if the Transaction is not consummated on or before an end date of November 15, 2019, with an option to extend to February 15, 2020, if necessary to obtain regulatory approval under circumstances specified in the Purchase Agreement and (y) after delivery of the audited financial statements for the Business, Purchaser has the right, for ten days following such delivery, to terminate the Purchase Agreement if such audited financial statements demonstrate that adjusted EBITDA of the Business is below a specified threshold.

The foregoing description of the Purchase Agreement is qualified in their entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this report.

The representations, warranties, covenants and other agreements set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company or its business as of the date of the Purchase Agreement or as of any other date.

Item 7.01 Regulation FD Disclosure

On May 16, 2019, the Company issued a press release announcing its entry into the Purchase Agreement. A copy of the press release is furnished herewith as Exhibit 99.1. The information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Equity and Asset Purchase Agreement, dated as of May 15, 2019, by and between Colfax Corporation, Granite Holdings US Acquisition Co. International, Inc. and Brillant 3047. GmbH*

99.1	Colfax Corporation press release dated May 16, 2019.

*

Schedules and similar attachments to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and similar attachments upon request by the SEC

Cautionary Note Concerning Forward Looking Statements

This report contains forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax’s plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax’s results to differ materially from current expectations include, but are not limited to factors detailed in the Company’s reports filed with the U.S. Securities and Exchange Commission on Form 10-K and Form 10-Q. In addition, these statements are based on a number of assumptions that are subject to change. This report speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 17, 2019

Colfax Corporation

By:	/s/ Christopher M. Hix
Name: Christopher M. Hix
Title: Chief Financial Officer and Treasurer

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